Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA

For the Six Months Ended June 30, 2024

(In thousands, except per share amounts)

FOXO	Myrtle Recovery
Technologies Inc.	Centers, Inc.	Pro Forma
Historical	Historical	Combined
Six Months Ended	Period January 1 to	Pro Forma	Six Months Ended
June 30, 2024	June 13, 2024	Adjustments	June 30, 2024	(A)

Net revenues	$35	$281	$-	$316

Operating expenses:	-
Direct costs of revenues	31	263	-	294
Research and development	269	-	-	269
Management contingent share plan	41	-	-	41
Selling, general and administrative expenses	2,462	785	-	3,247
Total operating expenses	2,803	1,048	-	3,851

Loss before other income (expense)	(2,768)	(767)	-	(3,535)

Other income (expense):
Change in fair value of warrant liabilities	8	-	-	8
Interest expense	(843)	-	-	(843)
Other expense	(65)	-	-	(65)
Total other income (expense), net	(900)	-	-	(900)

Net loss before income taxes	(3,668)	(767)	-	(4,435)

Provision for income taxes	-	-	-	-

Net loss	(3,668)	(767)	-	(4,435)

Net loss attributable to noncontrolling interest of Myrtle	1	15	(B)	16

Net loss attributable to FOXO	(3,667)	(767)	15	(4,419)
Deemed dividends	(966)	-	-	(966)
Net loss available to common stockholders	$(4,633)	$(767)	$15	$(5,401)

Net loss per share of common stock available to common stockholders- basic and diluted	$(0.48)	$-	$-	$(0.51)
Weighted average number of shares of common stock outstanding during the period - basic and diluted (D)	9,629	-	1,024	(C)	10,653

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2024 ARE AS FOLLOWS:

(A)

The Myrtle transaction, which closed on June 14, 2024, is accounted for under Accounting Standards Codification Topic 805, Business Combinations. Based on the preliminary purchase price allocation, the excess of the fair value of Myrtle’s assets and liabilities is goodwill of $2,369. FOXO will prepare a definitive purchase price valuation no later than one year from the date of acquisition, which may result in an increase or decrease in goodwill. In accordance with the Business Combination Topic of the Codification, Section 80-30, goodwill is not amortized, but will be tested for impairment at least annually. Therefore, the pro formas do not include an adjustment for amortization of intangible assets.

(B)	Represents the noncontrolling interest in the loss of Myrtle for the period January 1 to June 13, 2024.

(C)	Adjusts the number of shares of FOXO Class A Common Stock outstanding during the period per the terms of the acquisition. The shares were issued to RHI on July 17, 2024.

(D)	The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA

For the Year Ended December 31, 2023

(In thousands, except per share amounts)

FOXO	Myrtle Recovery
Technologies Inc.	Centers, Inc.	Pro Forma
Historical	Historical	Combined
Year Ended	Year Ended	Pro Forma	Year Ended
December 31, 2023	December 31, 2023	Adjustments	December 31, 2023	(A)

Net revenues	$145	$140	$-	$285
-
Operating expenses:	-
Direct costs of revenues	132	258	-	390
Research and development	901	-	-	901
Management contingent share plan	(732)	-	-	(732)
Impairments of intangible assets	2,633	-	-	2,633
Selling, general and administrative expenses	19,399	968	-	20,367
Total operating expenses	22,333	1,226	-	23,559

Loss before other income (expense), net	(22,188)	(1,086)	-	(23,274)

Other income (expense):
Change in fair value of warrant liabilities	303	-	-	303
Loss from PIK Note Amendment and 2022 Debenture Release	(3,521)	-	-	(3,521)
Interest expense	(1,064)	-	-	(1,064)
Other income, net	19	-	-	19
Total other income (expense), net	(4,263)	-	-	(4,263)

Net loss before income taxes	(26,451)	(1,086)	-	(27,537)

Provision for income taxes	-	-	-	-

Net loss	(26,451)	(1,086)	-	(27,537)

Net loss attributable to noncontrolling interest of Myrtle	-	21	(B)	21

Net loss attributable to FOXO	(26,451)	(1,086)	21	(27,516)
Deemed dividends	(3,378)	-	-	(3,378)
Net loss available to common stockholders	$(29,829)	$(1,086)	$21	$(30,915)

Net loss per share of common stock available to common stockholders- basic and diluted	$(7.08)	$-	$-	$(5.90)
Weighted average number of shares of common stock outstanding during the period - basic and diluted (D)	4,216	-	1,024	(C)	5,240

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AS FOLLOWS:

(A)

The Myrtle transaction which closed on June 14, 2024, is accounted for under Accounting Standards Codification Topic 805, Business Combinations. Based on the preliminary purchase price allocation, the excess of the fair value of Myrtle’s assets and liabilities is goodwill of $2,369. FOXO will prepare a definitive purchase price valuation no later than one year from the date of acquisition, which may result in an increase or decrease in goodwill. In accordance with the Business Combination Topic of the Codification, Section 80-30, goodwill is not amortized, but will be tested for impairment at least annually. Therefore, the pro formas do not include an adjustment for amortization of intangible assets.

(B)	Represents the noncontrolling interest in the loss of Myrtle for the year ended December 31, 2023.

(C)	Adjusts the number of shares of FOXO Class A Common Stock outstanding during the period per the terms of the acquisition. The shares were issued to RHI on July 17, 2024.

(D)	The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive